Exhibit 4.14
COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE-VERITAS
AND
THE GUARANTORS PARTY HERETO
$350,000,000
9 1/2% Senior Notes due 2016
REGISTRATION RIGHTS AGREEMENT
Dated as of June 9, 2009
CREDIT SUISSE SECURITIES (EUROPE) LIMITED
BNP PARIBAS

     This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 9, 2009 by and among Compagnie Générale de Géophysique-Veritas, a société anonyme organized under the laws of the Republic of France and registered at the Paris Commercial Registry under Number B 969 202 241 (69B00224), (the “Company”), CGGVeritas Services Holding B.V., CGGVeritas Services Holding (U.S.) Inc., CGGVeritas Land (U.S.) Inc., CGGVeritas Services (U.S.) Inc., Veritas Investments Inc., Viking Maritime Inc., Veritas Geophysical (Mexico) LLC, Veritas DGC Asia Pacific Ltd., Alitheia Resources Inc., CGG Americas, Inc., CGG Canada Services Ltd., CGG Marine Resources Norge A/S, Sercel Inc., Sercel Canada Ltd. and Sercel Australia Pty Ltd. and any subsidiary of the Company that becomes a guarantor of the Notes (as defined below) subsequent to the date hereof pursuant to the terms of the Indenture (as defined below) (each a “Guarantor” and, collectively, the “Guarantors”), and Credit Suisse Securities (Europe) Limited and BNP Paribas (each an “Initial Purchaser” and, collectively, the “Initial Purchasers”), who have agreed to purchase $350,000,000 aggregate principal amount of the Company’s 9 1/2% Senior Notes due 2016 (the “Initial Notes”) pursuant to the Purchase Agreement (as defined below).
     This Agreement is made pursuant to the Purchase Agreement, dated June 2, 2009 (the “Purchase Agreement”), by and among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7(j) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture (as defined).
     The parties hereby agree as follows:
SECTION 1.
DEFINITIONS
     As used in this Agreement, the following capitalized terms shall have the following meanings:
     Act: The U.S. Securities Act of 1933, as amended.
     Advice: As defined in Section 6(d) hereof.
     Affiliate: As defined in Rule 144 under the Act.
     Broker-Dealer: Any broker or dealer registered under the Exchange Act.
     Closing Date: The date hereof.
     Commission: The U.S. Securities and Exchange Commission.
     Company: As defined in the preamble hereto.

     Consummate: The Registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Registered Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Registered Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were validly tendered and not withdrawn by Holders thereof pursuant to the Registered Exchange Offer.
     Effectiveness Target Date: As defined in Section 5 hereof.
     Exchange Act: The U.S. Securities Exchange Act of 1934, as amended.
     Exchange Offer Registration Statement: The Registration Statement relating to the Registered Exchange Offer, including the related Prospectus.
     Exchange Notes: The Company’s 9 1/2% Senior Notes due 2016 to be issued pursuant to the Indenture (a) in the Registered Exchange Offer and (b) as contemplated by Section 6(c)(xii) hereof.
     Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Initial Notes (i) to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Act and (ii) outside the United States to certain non-U.S. Persons pursuant to the requirements of Rule 903 under the Act.
     FINRA: The Financial Industry Regulatory Authority, Inc.
     Freely Tradeable: An Initial Note at any time of determination if at such time of determination (i) it may be sold to the public pursuant to Rule 144(b)(1)(ii) under the Securities Act by a person that is not an affiliate (as defined in Rule 144 under the Securities Act) of the Company and (ii) it does not bear any restrictive legends relating to the Securities Act.
     Guarantor: As defined in the preamble hereto.
     Holder and Holders: As defined in Section 2(b) hereof.
     Indemnified Holder: As defined in Section 8(a) hereof.
     Indenture: The Indenture, dated as of June 9, 2009, between the Company and The Bank of New York Mellon Trust Company, National Association, as the Trustee, pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.
     Initial Notes: As defined in the preamble hereto.

     Initial Purchaser and Initial Purchasers: As defined in the preamble hereto.
     Interest Payment Date: Each May 15 and November 15, beginning with November 15, 2009.
     Notes: The Initial Notes and the Exchange Notes.
     Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared or becomes effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.
     Record Holder: With respect to any Special Interest Payment Date relating to Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Special Interest Payment Date shall occur.
     Registered Exchange Offer: The offer, registered by the Company under the Act pursuant to a Registration Statement, of the Exchange Notes to the Holders of all outstanding Initial Notes validly tendered and not withdrawn in such exchange offer by such Holders.
     Registration Default: As defined in Section 5 hereof.
     Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Notes and the Subsidiary Guarantees pursuant to a Registered Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, which is filed pursuant to the provisions of this Agreement and including the related Prospectus.
     Shelf Filing Deadline: As defined in Section 4 hereof.
     Shelf Registration Statement: As defined in Section 4 hereof.
     Special Interest Payment Date: With respect to the Initial Notes, each Interest Payment Date.
     Subsidiary Guarantees: The joint and several guarantees of the Company’s payment obligations under the Notes by the Guarantors to the extent required by the terms of the Indenture.
     TIA: The U.S. Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.
     Transfer Restricted Securities: Each (a) Initial Note until (i) the date on which such Initial Note has been exchanged by a Person other than a Broker-Dealer for an Exchange Note in the Registered Exchange Offer, (ii) the date on which such Initial Note has been disposed of in accordance with the Shelf Registration Statement in a transaction registered thereunder and the purchasers thereof have been issued Exchange Notes or (iii)

the date on which such Initial Note is Freely Tradeable and (b) Exchange Note until, following the exchange by a Broker-Dealer in the Registered Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold pursuant to the “Plan of Distribution” contemplated in the Exchange Offer Registration Statement to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement.
     Underwritten Registration or Underwritten Offering: A registration or an offering in which securities of the Company are sold to an underwriter for reoffering to the public.
SECTION 2.
SECURITIES SUBJECT TO THIS AGREEMENT
     (a) Initial Notes. The securities entitled to the benefits of this Agreement are the Initial Notes.
     (b) Holders of Initial Notes. A Person is deemed to be a holder of Initial Notes (each, a “Holder” and, collectively, the “Holders”) whenever such Person owns Initial Notes of record.
SECTION 3.
REGISTERED EXCHANGE OFFER
     (a) Unless the Registered Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Guarantors shall (i) cause to be filed with the Commission on or before the 120th day after the Closing Date, a Registration Statement under the Act relating to the Exchange Notes, the Subsidiary Guarantees and the Registered Exchange Offer, (ii) use their reasonable best efforts to cause such Registration Statement to become effective on or before the 180th day after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act and (C) subject to the proviso in Section 6(c)(xi) hereof, cause all necessary filings in connection with the registration and qualification of the Exchange Notes and the Subsidiary Guarantees to be made under the Blue Sky laws of such jurisdictions as are necessary to permit the Registered Exchange Offer to be Consummated, and (iv) upon the effectiveness of such Registration Statement, commence, and within the time periods contemplated by Section 3(b) hereof Consummate, the Registered Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form under the Act permitting registration of the Exchange Notes to be offered in exchange for the Initial Notes and permitting resales of the Exchange Notes held by Broker-Dealers that tendered into the Registered Exchange Offer Initial Notes that such Broker-Dealers acquired for their own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.
     (b) The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Registered Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Registered Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Registered Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes and the Subsidiary Guarantees shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their reasonable best efforts to cause the Registered Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in any event on or prior to the 210th day after the Closing Date.
     (c) The Company and the Guarantors shall indicate in a “Plan of Distribution” section contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) may exchange such Initial Notes pursuant to the Registered Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of the Exchange Notes received by such Broker-Dealer in the Registered Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by such Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.
     The Company and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(a) and 6(c) below to the extent necessary to ensure that the related Prospectus is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the Consummation Date or such shorter period as will terminate when no Initial Notes covered by such Registration Statement are outstanding.

     The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such period in order to facilitate such resales.
SECTION 4.
SHELF REGISTRATION
     (a) Shelf Registration. If any of the Initial Notes are not Freely Tradeable by the 180th day after the Closing Date and either (i) the Company and the Guarantors are not required to file an Exchange Offer Registration Statement or not permitted to Consummate the Registered Exchange Offer because the Registered Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) any Holder of Transfer Restricted Securities notifies the Company in writing prior to the 20th Business Day following the Consummation of the Registered Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Registered Exchange Offer, or (B) such Holder may not resell the Exchange Notes acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not available for such resales by such Holder, then the Company and the Guarantors shall use their reasonable best efforts to:
     (x)  cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) relating to all Transfer Restricted Securities in the case of Section 4(a)(i) or the Transfer Restricted Securities specified in any notice in the case of Section 4(a)(ii) on or prior to the earliest to occur of (1) the 90th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement as a result of Section 4(a)(i) hereof and (2) the 90th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by Section 4(a)(ii) above (such earliest date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and
     (y)  cause such Shelf Registration Statement to become effective on or before the 180th day after the Shelf Filing Deadline.
     The Company and the Guarantors shall use their reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (a) two years following the Closing Date and (b) such earlier date when no Transfer Restricted Securities covered by such Shelf Registration Statement remain outstanding.
     Holders of Transfer Restricted Securities that do not give the written notice within the 20 Business Day period set forth above in this Section 4(a), if required to be given, will no longer have any registration rights pursuant to this Section 4 and will not be entitled to any special interest pursuant to Section 5 hereof in respect of the Company’s obligations with respect to the Shelf Registration Statement.
     (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to special interest pursuant to Section 5 hereof if such Holder shall have failed to provide all such reasonably requested information within such period. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.
SECTION 5.
SPECIAL INTEREST
If (i) any of the Registration Statements required by this Agreement to be filed is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission or has not become effective on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), whether or not the Company and the Guarantors have breached any obligations to use their reasonable best efforts to cause any such Registration Statement to be declared, or become, effective, (iii) the Registered Exchange Offer has not been Consummated within 210 days of the Closing Date with respect to the Exchange Offer Registration Statement or (iv) subject to Section 6(c)(i) hereof, any Registration Statement required by this Agreement is filed and has been declared, or has become, effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 10 Business Days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared or becomes effective within 10 Business Days of the date of filing of such post-effective amendment (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company and the Guarantors hereby jointly and severally agree to pay special interest to each Holder of Initial Notes in an amount equal to $.05 per week per $1,000 principal amount of Initial Notes held by such Holder for each week or portion thereof that the Registration Default continues with respect to the first 90-day period immediately following the occurrence of such Registration Default. The amount of the special interest shall increase by an additional $.05 per week per $1,000 in principal amount of Initial Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of special interest of $.30 per week per $1,000 principal amount of Initial Notes provided that the Company shall in no event be required to pay special interest for more than one Registration Default at any given time. All accrued special interest shall be paid to Record Holders by the Company on each Special Interest Payment Date following the accrual thereof, in the same manner as provided in the Indenture and the Notes for the payment of interest on the Notes. The accrual of special interest will cease on the earlier of a) the cure of all Registration Defaults relating to any particular Initial Notes and b) the later of (1) two years from the Closing Date and (2) two years from the latest date on which the Company or any of its Affiliates has resold during the two year period commencing on the Closing Date any of the Initial Notes they had acquired since the Closing Date.
SECTION 6.
REGISTRATION PROCEDURES
     (a) Exchange Offer Registration Statement. In connection with the Registered Exchange Offer, the Company and the Guarantors shall comply with all of the applicable provisions of Section 6(c) below, shall use their reasonable best efforts to effect such exchange and to permit the sale of Initial Notes being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:
     (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Registered Exchange Offer is permitted by applicable law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate the Registered Exchange Offer for such Initial Notes and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Registered Exchange Offer Initial Notes that such Broker-Dealers acquired for their own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof. The Company and the Guarantors hereby agree to use their reasonable best efforts to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy.
     (ii) As a condition to its participation in the Registered Exchange Offer, each Holder of Initial Notes (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Registered Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that, at the time of Consummation of the Registered Exchange Offer, (A) any Exchange Notes

received by such Holder will be acquired in the ordinary course of its business, (B) such Holder will have no arrangement or understanding with any person to participate in distribution of the Initial Notes or the Exchange Notes within the meaning of the Act, (C) if the Holder is not a Broker-Dealer or is a Broker-Dealer but will not receive Exchange Notes for its own account in exchange for Initial Notes, neither the Holder nor any such other Person is engaged in or intends to participate in a distribution of the Exchange Notes, and (D) such Holder is not an Affiliate of the Company. If the Holder is a Broker-Dealer that will receive Exchange Notes for its own account in exchange for Initial Notes, it will represent that the Initial Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and will acknowledge that it will deliver a prospectus meeting the requirements of the Act in connection with any resale of such Exchange Notes. It is understood that, by acknowledging that it will deliver, and by delivering, a prospectus meeting the requirements of the Act in connection with any resale of such Exchange Notes, the Holder is not admitting that it is an “underwriter” within the meaning of the Act.
     (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Registered Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Registered Exchange Offer and that, to the best of the Company’s information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Registered Exchange Offer.
     (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, if required, the Company and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof) and, pursuant thereto, the Company and the Guarantors will prepare and file with the Commission in accordance with Section 4(a) hereof a Shelf Registration Statement to effect such registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

     (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Initial Notes (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers as contemplated herein), the Company and the Guarantors shall during the periods specified in Sections 3 and 4 hereof, as applicable:
     (i) use their reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of the Guarantors, if any) for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for the resale of Initial Notes during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their reasonable best efforts to cause such amendment to be declared or become effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter; provided, however, if (A) the full Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company or any of its subsidiaries and (B) the Company notifies the Holders, pursuant to Section 6(c)(iii)(D) hereof, within two Business Days after such Board of Directors makes such determination, the Company may allow the Shelf Registration Statement to fail to be effective and usable as a result of such nondisclosure for up to 120 days during the period of effectiveness required by Section 4 hereof, but in no event for a period in excess of 45 consecutive days;
     (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
     (iii) except in the case of the Exchange Offer Registration Statement, advise the underwriter(s), if any, and selling Holders promptly and, if requested by any such Person, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Initial Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Initial Notes under state securities or Blue Sky laws, the Company and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;
     (iv) in the case of a Shelf Registration Statement, furnish to each of the selling Holders and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (but excluding any documents incorporated by reference as a result of the Company’s periodic reporting requirements under the Exchange Act), and neither the Company nor any Guarantors shall file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (excluding all such documents incorporated by reference as a result of the Company’s periodic reporting requirements under the Exchange Act) to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (v) in the case of a Shelf Registration Statement, promptly following the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Company’s representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;
     (vi) in the case of a Shelf Registration Statement, make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all relevant financial and other records and pertinent corporate documents and properties of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness; provided, however, that the foregoing inspection and information gathering (i) shall be coordinated on behalf of the selling Holders, underwriters, or any representative thereof, by one counsel, who shall be Cravath, Swaine & Moore LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of Transfer Restricted Securities, and (ii) shall not be available for any such Holder who does not agree in writing to hold such information in confidence.
     (vii) in the case of a Shelf Registration Statement, if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;
     (viii) in the case of a Shelf Registration Statement, furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);
     (ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent, subject to Section 6(d) hereof, to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Initial Notes covered by the Prospectus or any amendment or supplement thereto; provided that such use of the Prospectus and any amendment or supplement thereto and such offering and sale conforms to the Plan of Distribution set forth in the Prospectus and complies with the terms of this Agreement and all applicable laws and regulations thereunder;
     (x) in the event of an Underwritten Registration, enter into such customary agreements (including an underwriting agreement), make such customary representations and warranties, deliver such customary documents and certificates, and take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and, without limiting the generality of the foregoing, the Company and the Guarantors shall:
     (A) furnish to each underwriter upon the effectiveness of the Shelf Registration Statement:
     (1) a certificate, dated the date of effectiveness of the Shelf Registration Statement, signed on behalf of the Company by two senior officers, one of whom must be its Senior Executive Vice President, Finance and Human Resources, confirming, as of such date, the matters addressed in the officers’ certificate delivered pursuant to Section 6(e) of the Purchase Agreement with respect to the transactions contemplated by the Shelf Registration Statement;
     (2) an opinion or opinions, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Company and the Guarantors covering the matters referred to in Section 6(c) and (d) of the Purchase Agreement with respect to the transactions contemplated by the Shelf Registration Statement; and
     (3) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants if such comfort letter shall be issuable to the underwriters in accordance with the relevant accounting industry pronouncements, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and substantially in the form of the comfort letters delivered pursuant to Section 6(a) of the Purchase Agreement; and

     (B) deliver such other documents and certificates as may be reasonably requested by such parties and which are customarily delivered in Underwritten Offerings.
     (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;
     (xii) issue, upon the request of any Holder of Initial Notes covered by the Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Initial Notes being sold by such Holder, such Exchange Notes to be registered in the name of the purchaser(s) of such Notes, as the case may be; in return, the Initial Notes held by such Holder shall be surrendered to the Company for cancellation;
     (xiii) in connection with any sale of Initial Notes that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Initial Notes to be sold and not bearing any restrictive legends; and enable such Initial Notes to be in such authorized denominations and registered in such names as the Holders or the underwriter(s), if any, may reasonably request at least two Business Days prior to any sale of Initial Notes made by such underwriter(s);
     (xiv) if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Initial Notes, the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;
     (xv) provide a CUSIP number for all Exchange Notes not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with one or more global certificates for the Exchange Notes that are in a form eligible for deposit with The Depository Trust Company;

     (xvi) in the case of a Shelf Registration Statement, cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA;
     (xvii) otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for a twelve-month period commencing after the effective date of the Registration Statement;
     (xviii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and
     (xix) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15 of the Exchange Act.
     (d) Each Holder agrees by acquisition of an Initial Note that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will keep such notice confidential and forthwith discontinue disposition of Initial Notes pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Initial Notes that was current at the time of receipt of such notice. If the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice.

SECTION 7.
REGISTRATION EXPENSES
     (a) All expenses incident to the Company’s or the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by the Initial Purchasers or Holders with the FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of the FINRA)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors and, subject to Section 7(b) below, counsel for the Holders of Initial Notes; (v) all application and filing fees in connection with listing Notes on a national securities exchange or automated quotation system, if any; and (vi) all fees and disbursements of independent public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).
     The Company and the Guarantors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or any Guarantor. The Company shall not be responsible for any other expenses or costs, including but not limited to commissions, fees and discounts of underwriters, brokers, dealers and agents.
     (b) In connection with any Registration Statement required by this Agreement (excluding the Exchange Offer Registration Statement), the Company and the Guarantors will reimburse the Holders of Initial Notes being tendered in the Registered Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Cravath Swaine & Moore LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Initial Notes for whose benefit such Registration Statement is being prepared; provided that, except in the case of an Underwritten Offering, the fees and expenses of such counsel to be reimbursed by the Company shall not exceed $25,000.
SECTION 8.
INDEMNIFICATION
     (a) The Company and the Guarantors jointly and severally, agree to indemnify and hold harmless (i) each Holder, (ii) each Initial Purchaser, (iii) each person, if any, who controls any Holder or an Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or Initial Purchaser or any controlling person (any person referred to in clauses (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the any of the Holders expressly for use therein. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have, including under this Agreement.
     (b) Each Holder of Initial Notes agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each of their respective officers, directors, employers, partners, representatives and agents to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to information relating to such Holder furnished in writing by such Holder for use in any Registration Statement, or in any amendment thereof or supplement thereto; provided, however, that in no case shall any selling Holder be liable or responsible for any amount in excess of proceeds received by such Holder upon the sale of the Notes giving rise to such indemnification obligation. This indemnity will be in addition to any liability that the Holders may otherwise have, including under this Agreement.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 8 or otherwise except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume and control the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided that such consent was not unreasonably withheld.
SECTION 9.
CONTRIBUTION
     In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable or is insufficient to hold harmless a party indemnified thereunder, the Company and the Guarantors on the one hand, and the Holders on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Guarantors any contribution received by the Company and the Guarantors from Persons, other than a Holder, who may also be liable for contribution, including persons who control the Company and the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company, the Guarantors or any Holder may be subject, (i) in such proportion as is appropriate to reflect the relative fault of the Company and the Guarantors on one hand, and each Holder, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also other relevant equitable considerations. The relative fault of the Company and the Guarantors on one hand, and of each Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or such Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and each Holder of Initial Notes agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Holder be required to contribute any amount in excess of the amount by which the proceeds received by such Holder upon the sale of the Initial Notes giving rise to such obligation exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, (A) each Person, if any, who controls any of the Holders within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of such Holder or any controlling Person shall have the same rights to contribution as the Holders, and each Person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company and the Guarantors subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise, except to the extent it or they have been prejudiced in any material respect by such failure. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld.
SECTION 10.
RULE 144A
     The Company and the Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available, upon request, to any Holder of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.
SECTION 11.
PARTICIPATION IN UNDERWRITTEN REGISTRATIONS
     No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.
SECTION 12.
SELECTION OF UNDERWRITERS
     The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering.
SECTION 13.
MISCELLANEOUS
     (a) No Inconsistent Agreements. The Company and the Guarantors shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any Guarantor’s securities under any agreement in effect on the date hereof.
     (b) [Intentionally omitted.]
     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Initial Notes; provided, however, that the Company may amend this Agreement to include or exclude a Guarantor as a party hereto if, pursuant to the terms of the Indenture, such Guarantor is required to provide a Subsidiary Guarantee for the Notes or is released from such obligation. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Registered Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Registered Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Initial Notes being tendered.
     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

     (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and
     (ii) if to the Company or any Guarantor:
Compagnie Générale de Géophysique-Veritas
Tour Maine-Montparnasse
33, avenue de Maine
BP 191
75755 Paris Cedex 15
France
Telecopier No.: 33-1-64-47-34-31
Attention: Chief Financial Officer
     with a copy to:
Linklaters LLP
25, rue de Marignan
75008 Paris
France
Telecopier No.: 33-1-43-59-41-96
Attention: Luis Roth
     All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
     (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, the successors and assigns of subsequent Holders of Initial Notes; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Initial Notes from such Holder.
     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
     (j) Consent to Jurisdiction; Submission to Process. Each of the Company and the Guarantors irrevocably submits to the non-exclusive jurisdiction of any New York state or U.S. Federal court located in the Borough of Manhattan in the City and State of New York over any suit, action or proceeding arising out of or relating to this Agreement. Each of the Company and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may have, pursuant to articles 14 and 15 of the French Civil Code or otherwise, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum. In furtherance of the foregoing, each of the Company and the Guarantors hereby irrevocably designates and appoints CT Corporation, 111 Eighth Avenue, New York, New York 10011, as the agent of the Company and each of the Guarantors to receive service of all process brought against the Company or any such Guarantor with respect to any such suit, action or proceeding in any such court in the City and State of New York, such service being hereby acknowledged by the Company and each of the Guarantors to be effective and binding service in every respect. Copies of any such process so served shall also be given to the Company in accordance with Section 13(d), but the failure of the Company or any Guarantor to receive such copies shall not affect in any way the service of such process as aforesaid. On the Closing Date, the Company and the Guarantors shall furnish to the Initial Purchasers a consent of CT Corporation agreeing to act hereunder. If for any reason CT Corporation shall resign or otherwise cease to act as such agent, the Company and each of the Guarantors hereby irrevocably agrees to (A) immediately designate and appoint a new agent reasonably acceptable to the Initial Purchasers to serve in such capacity and, in such event, such new agent shall be deemed to be substituted for CT Corporation for all purposes hereof and (B) promptly deliver to the Initial Purchasers the written consent (in form and substance reasonably satisfactory to the Initial Purchasers) of such new agent agreeing to serve in such capacity.
     Nothing in this Section shall limit the right of the Initial Purchasers or any Holder to bring proceedings against the Company or any Guarantor in the courts of any other jurisdiction or to serve process in any other manner permitted by law.
[Signature page to follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
Very truly yours,

COMPAGNIE GENERALE DE
GEOPHYSIQUE–VERITAS

By:	/s/ Robert Brunck
Name:	Robert Brunck
Title:	Chairman and Chief Executive Officer

CGGVERITAS SERVICES HOLDING B.V.

By: Name:	/s/ Stephane-Paul Frydman Stephane-Paul Frydman
Title:	Chief Financial Officer
CGGVeritas Group

CGG AMERICAS INC.

By: Name:	/s/ Stephane-Paul Frydman Stephane-Paul Frydman
Title:	Chief Financial Officer
CGGVeritas Group

CGG CANADA SERVICES LTD.

By: Name:	/s/ Stephane-Paul Frydman Stephane-Paul Frydman
Title:	Chief Financial Officer
CGGVeritas Group

CGG MARINE RESOURCES NORGE A/S

By: Name:	/s/ Stephane-Paul Frydman Stephane-Paul Frydman
Title:	Chief Financial Officer
CGGVeritas Group

SERCEL INC.

By: Name:	/s/ Stephane-Paul Frydman Stephane-Paul Frydman
Title:	Chief Financial Officer
CGGVeritas Group

SERCEL AUSTRALIA PTY LTD.

By:	/s/ Stephane-Paul Frydman
Name:	Stephane-Paul Frydman
Title:	Chief Financial Officer CGGVeritas Group

SERCEL CANADA LTD.

By:	/s/ Stephane-Paul Frydman
Name:	Stephane-Paul Frydman
Title:	Chief Financial Officer
CGGVeritas Group

CGGVERITAS SERVICES HOLDING (U.S.) INC.

By:	/s/ Stephane-Paul Frydman
Name:	Stephane-Paul Frydman
Title:	Chief Financial Officer
CGGVeritas Group

CGGVERITAS SERVICES (U.S.) INC.

By:	/s/ Stephane-Paul Frydman
Name:	Stephane-Paul Frydman
Title:	Chief Financial Officer
CGGVeritas Group

VERITAS INVESTMENTS INC.

By:	/s/ Stephane-Paul Frydman
Name:	Stephane-Paul Frydman
Title:	Chief Financial Officer
CGGVeritas Group

CGGVERITAS LAND (U.S.) INC.

By: Name:	/s/ Stephane-Paul Frydman Stephane-Paul Frydman
Title:	Chief Financial Officer
CGGVeritas Group

VIKING MARITIME INC.

By: Name:	/s/ Stephane-Paul Frydman Stephane-Paul Frydman
Title:	Chief Financial Officer
CGGVeritas Group

VERITAS GEOPHYSICAL (MEXICO) LLC

By: Name:	/s/ Stephane-Paul Frydman Stephane-Paul Frydman
Title:	Chief Financial Officer
CGGVeritas Group

ALITHEIA RESOURCES INC.

By: Name:	/s/ Stephane-Paul Frydman Stephane-Paul Frydman
Title:	Chief Financial Officer
CGGVeritas Group

VERITAS DGC ASIA PACIFIC LTD.

By: Name:	/s/ Stephane-Paul Frydman Stephane-Paul Frydman
Title:	Chief Financial Officer
CGGVeritas Group

The foregoing Registration Rights Agreement
is hereby confirmed and accepted
as of the date first above written.
CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By: Name:	/s/ Craig Klaasmeyer Craig Klaasmeyer
Title:	Managing Director

By: Name: Title:	/s/ Mathew Cestar Mathew Cestar Managing Director
BNP PARIBAS

By: Name:	/s/ Arnaud Tresca Arnaud Tresca
Title:	Authorised Signatory

By: Name:	/s/ Thibault de Kerizouet Thibault de Kerizouet
Title:	Authorised Signatory

26